                        NOTICE OF GUARANTEED DELIVERY TO
                 EXCHANGE CLASS A WARRANTS AND CLASS B WARRANTS
                   TO PURCHASE CLASS B WARRANTS AND SHARES OF
                            SERIES A COMMON STOCK OF
                     FOOD COURT ENTERTAINMENT NETWORK, INC.
                     FOR SHARES OF SERIES A COMMON STOCK OF
                     FOOD COURT ENTERTAINMENT NETWORK, INC.

         This form (or one substantially equivalent to this from) must be used to accept the Exchange Offer (as defined below) if the certificates for the Class A Warrants or the certificates for the Class B Warrants of Food Court entertainment Network, Inc., a Delaware corporation ( the"Company"), are not immediately available. Such form may be delivered by hand or transmitted by telegram, telex, facsimile transmission or letter to the Exchange Agent.

         The Class A Warrants grant the holder the right to purchase one share of Series A Common Stock, $.01 par value per share (the "Series A Common Stock") and one Class B warrant at an exercise price of $5.13 (the "Class A Warrants"). The Class B Warrants grant the holder the right to purchase one share of Series A Common Stock at an exercise price of $6.85 (the "Class B Warrants"), the Class A Warrants and the Class B Warrants shall be collectively referred to herein as the "Warrants." See the Company's Offer to Exchange dated August 22, 1997 (the "Offer to Exchange").

                     AMERICAN STOCK TRANSFER & TRUST COMPANY
                             (the "Exchange Agent")

                                  800-937-5449
                                  EXTENSION 237
                                (For Information)

                                By Mail or Hand:

                     AMERICAN STOCK TRANSFER & TRUST COMPANY
                                 40 WALL STREET
                            NEW YORK, NEW YORK 10005

                       Facsimile Transmission Copy Number:

                                  718-234-5001

                            Confirm by Telephone to:

                                  718-921-8237

         THE ELIGIBLE INSTITUTION WHICH COMPLETES THIS FORM MUST COMMUNICATE THE GUARANTEE TO THE EXCHANGE AGENT AND MUST DELIVER THE LETTER OF TRANSMITTAL AND CERTIFICATES FOR THE WARRANTS TO THE EXCHANGE AGENT WITHIN THE TIME PERIOD SHOWN HEREIN. FAILURE

TO DO SO COULD RESULT IN A FINANCIAL LOSS TO SUCH ELIGIBLE INSTITUTION.



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


Ladies and Gentlemen:

         The undersigned hereby tenders to the Company for exchange ______ Class A Warrants, pursuant to the guaranteed delivery procedures set forth in the Offer to Exchange, the record holder thereof to be entitled to receive 0.6 shares of the Series A Common Stock, upon exchange of each such Class A Warrant, and ______ Class B Warrants, pursuant to the guaranteed delivery procedures set forth in the Offer to Exchange, the record holder thereof be to be entitled to receive 0.4 shares of the Series A Common Stock, upon exchange of such Class B Warrant, pursuant to the terms and subject to the conditions set forth in the Offer to Exchange (the "Exchange Offer"), the receipt of which is hereby acknowledged. See "The Exchange Offer -- Procedure for Exchange" in the Offer to Exchange.


Name(s) of                         Class A Warrant       Class B Warrant
Record Holder(s)                   Certificate No.(s)    Certificate No.(s)
---------------------------------------------------------------------------

------------------------------
Address(es)

------------------------------

------------------------------

------------------------------

------------------------------

------------------------------
Area Code and Telephone Number



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




                                    GUARANTEE

         The undersigned, a member firm of a registered national securities exchange, a member of the National Association of Securities Dealers, Inc. or a commercial bank or trust company having an office, branch or agency in the United States, hereby guarantees that the Certificates representing the Warrants tendered hereby, together with a Letter of Transmittal and any other required documents, will be received by the Exchange Agent at its address set forth above, no later than five Nasdaq trading days after the date hereof.


-----------------------------------
(Firm)

-----------------------------------
(Authorized Signature)

-----------------------------------
(Name)

-----------------------------------
(Title)

-----------------------------------
(Address)

-----------------------------------


-----------------------------------
(Area Code and Telephone Number)


Date:  __________, 1997


                     NOTE: DO NOT SEND WARRANT CERTIFICATES
                   WITH THIS FORM. SUCH CERTIFICATES SHOULD BE
                      SENT WITH THE LETTER OF TRANSMITTAL.

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